SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   March 7, 2003

COLLECTORS UNIVERSE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-27887	33-0846191

(Commission File No.)	(IRS Employer Identification No.)

1921 E. Alton Avenue, Santa Ana, California 92705

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (949) 567-1234

(Former Name or Former Address if Changed Since Last Report)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	EXHIBIT	DESCRIPTION

	99.1	Collectors Universe, Inc. Investment Profile dated March 7, 2003.

ITEM 9.  REGULATION FD DISCLOSURE.

          Michael Haynes, the Company Chief Executive Officer, will be holding meetings next week with certain investment fund managers and financial analysts to discuss the Company’s business and the business strategies that the management intends to pursue during the balance of the current fiscal year.  Attached as Exhibit 99.1 is a copy of a Company Investment Profile that is to be furnished to those investment fund managers and financial analysts at those meetings and which contains the information to be presented by Mr. Haynes at those meetings.

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

	By:	/s/ MICHAEL HAYNES

Michael Haynes Chief Executive Officer

Dated: March 7, 2003

S-1

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Collectors Universe, Inc. Investment Profile dated March 7, 2003.

E-1